Exhibit 4.2

NEUROGESX, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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TABLE OF CONTENTS

(Continued)

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4.6	Rights; Separability	24
4.7	Information Confidential	24
4.8	Titles and Subtitles	24
4.9	Counterparts	24

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NEUROGESX, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), made and entered into as of the 14th day of November, 2005, by and among NeurogesX, Inc., a California corporation (the “Company”), the persons identified on Exhibit A attached hereto (each, an “Investor” and collectively, the “Investors”), and the persons identified on Exhibit B attached hereto (each, a “Founder” and collectively, the “Founders”); provided however, and notwithstanding anything to the contrary in this Agreement, that Silicon Valley Bank and Silicon Valley Bancshares, their affiliates or assigns (collectively, “SVB”) shall only be a party to this Agreement for purposes of Sections 1 and 4 hereto, and shall not have or be deemed to have (or have the right to transfer or be deemed to have the right to transfer) any of the rights of the Investors under Sections 2 and 3 hereto.

W I T N E S S E T H:

WHEREAS, the Investors desire to obtain certain rights regarding registration of the Company’s securities under the Securities Act of 1933, as amended (“Registration Rights”), certain preemptive rights regarding the Company’s equity offerings (“Preemptive Rights”), certain rights to information of the Company (“Information Rights”) and certain rights of first refusal and co-sale with regard to shares of capital stock of the Company held by the Founders (“Co-Sale Rights”).

WHEREAS, the Company and the Prior Investor Parties (as defined below), to induce the Investors to invest, desires to grant the Investors such rights.

WHEREAS, certain of the Investors (the “Prior Investor Parties”) possess, Registration Rights, Information Rights, Preemptive Rights, Co-Sale Rights and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of February 18, 2004 between the Company, the Prior Investor Parties and the Founders (the “Prior Agreement”), and hold Registrable Securities, as defined in the Prior Agreement;

WHEREAS, Section 4.3 of the Prior Agreement allows the amendment of such Prior Agreement with a written instrument signed by the Company and the holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement);

WHEREAS, the undersigned Prior Investor Parties desire to amend and restate in its entirety the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series C2 Preferred Stock Purchase Agreement dated as of the date hereof between the Company and such Investors (the “Preferred Stock Purchase Agreement”), such Investors’ obligations under which are conditioned upon the execution and delivery of this Agreement by the Company, the Investors, the holders of a majority of the Registrable Securities (as defined in the Prior Agreement) held by the Prior Investor Parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the parties hereto and to the Prior Agreement hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and hereby consent to such amendment and restatement, and the parties hereto further agree as follows:

1. Restrictions on Transferability of Securities; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Closing” shall mean the “Closing” as defined in the Preferred Stock Purchase Agreement.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d) “Holder” shall mean any person or entity who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof; provided, however, that a record holder of Shares convertible into Registrable Securities shall be deemed, for purposes of this Agreement, to be the Holder of such Registrable Securities.

(e) “Initiating Holders” shall mean any Holder or Holders who in the aggregate holds or is deemed to hold, in the case of Section 1.2, at least twenty-five percent (25%) or, in the case of Section 1.5, hold at least twenty percent (20%) of the aggregate total number of outstanding Shares (on or as-converted to Common Stock basis) and shares of Common Stock issued on conversion thereof.

(f) “Major Investors” shall mean a Holder that, together with its affiliates holds or is deemed to hold at least fifty thousand (50,000) shares (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations) of Registrable Securities. A Major Investor includes any general partners and affiliates of a Major Investor (including in the case of a venture capital fund partners and funds affiliated with such fund); provided however, and notwithstanding the foregoing, SVB (along with its affiliates and transferees of Registrable Securities held by SVB or its affiliates) shall not be deemed to be a “Major Investor” for purposes of this Agreement.

(g) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable pursuant to the conversion of shares of (A) Series A Preferred Stock issued pursuant to exercise or conversion of that certain warrant, dated as of December 14, 2000, to purchase 33,600 shares of Series A Preferred Stock of the Company (the “Series A Warrant Shares”) issued to Silicon Valley Bank (the “Series A Warrant”), (B) Series A1 Preferred Stock issued in connection with the conversion of the Series A Warrant Shares after the date of exercise or conversion of the Series A Warrant, (C) Series B Preferred Stock issued pursuant to exercise or conversion of that certain warrant, dated as of May 1, 2002, to purchase 20,000 shares of Series B Preferred Stock of the Company (the “Series B Warrant Shares”) issued to Silicon Valley Bank (the “Series B Warrant”), or (D) Series B1 Preferred Stock issued in connection with the conversion of the Series B Warrant Shares after the date of exercise or conversion of the Series B Warrant, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public. The number of shares of “Registrable Securities then outstanding” or “outstanding Registrable Securities” (as those terms are used in this Agreement) shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

(h) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(i) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel representing all selling Holders, blue sky fees and expenses, accounting fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of additional counsel for the Holders.

(j) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(k) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(m) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

(n) “Shares” shall mean the Company’s (i) Series A Preferred Stock sold pursuant to that certain Series A Preferred Stock Purchase Agreement dated June 28, 2000 (including the shares of Series A1 Preferred Stock that may be issued on conversion of such shares of Series A Preferred Stock) by and among the Company and the Investors listed on Exhibit A thereto, (ii) Series B Preferred Stock sold pursuant to that certain Series B Preferred Stock Purchase Agreement dated January 18, 2002 (including the Series B1 Preferred Stock that may be issued on conversion of such shares of Series B Preferred Stock) by and among the Company and the Investors listed on Exhibit A thereto, (iii) Series C Preferred Stock sold pursuant to the Series C Preferred Stock Purchase Agreement dated February 18, 2004 (including the shares of Series C1 Preferred Stock that may be issued in conversion of such shares of Series C Preferred Stock), and (iv) Series C2 Preferred Stock sold pursuant to the Preferred Stock Purchase Agreement and that may be issued upon conversion or exercise of the Warrants as defined in, and acquired pursuant to, the Preferred Stock Purchase Agreement (including the shares of Series C3 Preferred Stock that may be issued in conversion of the shares of Series C2 Preferred Stock, and shares of equity securities that may be issued in exchange of shares of Series C2 Preferred Stock pursuant to the terms of Section 1.5 of the Preferred Stock Purchase Agreement).

1.2 Requested Registration.

(a) Request for Registration.

(A) If the Company shall receive from Initiating Holders at any time or times after the earlier of (i) December 31, 2006 or (ii) six (6) months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities having an aggregate offering price (prior to deduction for underwriter’s discounts and commissions related to the issuance) of at least $10,000,000 the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution to the public of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(B) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) After the Company has initiated two (2) such registrations pursuant to this Section 1.2(a) (counting, for these purposes only, registrations which have been declared or ordered effective and pursuant to which securities have been sold);

(iii) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

(b) Subject to Sections 1.2(a)(B)(i) through (iv) (except in the case of a request that is subject to Section 1.5, in which case (ii) and (iv) above shall not apply), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve (12) month period.

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2(d) hereof, include other securities of the Company, and may include securities of the Company being sold for the account of the Company.

(c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(A)(i) above. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

(d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of Common Stock being sold for its own account, or if other persons shall request inclusion of their Common Stock in any registration pursuant to Section 1.2, such securities may be included in the underwriting conditioned on the Company or such other shareholders, as applicable, agreeing to participate in such registration as the terms set forth in this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and other securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that no Registrable Securities shall be excluded from such underwriting until all other securities of the Company and any other shareholders are first excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration.

1.3 Company Registration.

(a) If the Company shall determine to register any of its securities for its own account (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and deemed delivered to the Company within twenty (20) days after the written notice from the Company described in clause (i) above is deemed delivered by the Company pursuant to Section 4.4. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities held by each such Holder and third, to each other holder of securities of the Company; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering, from which all Registrable Securities may be excluded (provided that all securities held by other shareholders of the Company are excluded first). If any person does not agree to the terms of any such underwriting, they shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the two registrations pursuant to Section 1.2 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

1.5 Registration on Form S-3.

(a) After its initial public offering, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, if the Company shall receive from an Initiating Holder or Initiating Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, then the Company will do the following:

(i) Promptly give written notice of the proposed registration and the Initiating Holder’s or Initiating Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

(ii) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s or Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.5 if: (i) the Initiating Holders, together with any other Holders of Registrable Securities of the Company, propose to sell Registrable Securities on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) the Company shall furnish the certification described in paragraph 1.2(b) (but provided, further, that the Company may only defer such requested filing for up to ninety (90) days once in a twelve (12) month period), or (iii) the Company has, within the twelve (12) month period preceding the date of such request already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.5.

(b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(A) and (B)(i) and (iii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use commercially reasonable efforts to:

(a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit (in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement) the incorporation by reference of information required to be included in (A) and (B) of the immediately preceding parenthetical to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement; and

(h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

1.7 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or any other federal or state securities law or regulation and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify (to the extent of the net proceeds from the sale of Registrable Securities by such Holder in the registration, qualification or compliance) the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c) Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in any such case, no Holder of Registrable Securities that is an Indemnifying Party will be required to contribute any amount in excess of the net proceeds to it of all shares of Registrable Securities sold by it in the registration relating to such loss, liability, claim, damage or expense. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

1.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder: (i) to make any demand registration, or (ii) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included. Notwithstanding the foregoing, the Company may grant to parties acquiring securities of the Company registration rights under this Agreement as Holders of Registrable Securities on parity with those granted the Holders hereunder: (x) if such securities are acquired primarily in connection with the extension of credit to the Company, the lease or equipment or real property, strategic investment, acquisition of intellectual property or technology or corporate partnering or similar transactions in each case as approved by the Board of Directors; and (y) the aggregate total number of shares of Common Stock of the Company granted registration rights pursuant to this sentence (on an as exercised and converted basis) does not exceed 600,000 (as adjusted for stock splits, stock dividends, stock combinations or the like).

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11 Transfer or Assignment of Registration Rights. The rights found in Section 1 may be assigned only if a Holder transfers at least (i) 100,000 Shares and/or shares of Registrable Securities (as presently constituted and subject to adjustments for stock splits, stock divided, reverse stock splits, and the like); or (ii) all of the Shares and shares of Registrable Securities held by the transferor Holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee is not a competitor of the Company as determined in good faith by this Board of Directors, the transferee or assignee agrees in writing to all provisions contained in this Agreement and that such transfer otherwise be effected in accordance with applicable securities laws. Notwithstanding the foregoing (except for the requirement of prior written notice), a Holder may transfer any or all of their Shares and/or Registrable Securities to any constituent partner, member, or stockholder of such Holder or any fund, partnership or limited liability company that is an affiliate of such Holder.

1.12 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell (including, without limitation, any short sale) or otherwise transfer or dispose of any Common Stock and options (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (the “Standoff Period”), provided that:

(a) such one hundred eighty (180) day “market stand-off” agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

(b) all Holders and officers and directors of the Company enter into similar agreements.

In order to enforce the covenants set forth in this Section 1.12, and until the expiration of Standoff Period, each certificate held by a Holder representing Registrable Securities shall bear the following legend:

“UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.”

The Company may impose stop-transfer instructions with respect to Registrable Securities of each Holder (and the shares or securities of every other person subject to the restrictions set forth in this Section 1.12).

1.13 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.14 Termination/Deferral of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or 1.5 shall terminate five (5) years following the closing of the first firm commitment public offering of Common Stock of the Company in which (i) the valuation of the Company (as determined by multiplying the public offering price per share of Common Stock as printed on the front cover of the final prospectus for the public offering by the number of shares of Common Stock of the Company then outstanding, including all shares of Common Stock then issuable upon conversion of all then outstanding Preferred Stock of the Company and all shares of Common Stock then issuable upon exercise of then outstanding stock options of the Company) immediately prior to the closing of such public offering is at least one hundred fifty million dollars ($150,000,000), and (ii) the aggregate gross proceeds to the Company (prior to deduction of underwriters’ discounts and expenses) equal or exceed $30,000,000 (a “Qualified IPO”). Prior to such termination, a Holder of less than 1% of the then outstanding shares of capital stock of the Company shall not have registration rights under Sections 1.2 or 1.5 hereof during any period of time prior to such termination when all Registrable Securities held (or deemed held) by such Holder may be sold pursuant to Rule 144 under the Securities Act (or any successor regulation) during a three month period.

2. Covenants of the Company. The Company hereby covenants and agrees as follows:

2.1 Right of First Offer. The Company hereby grants to each Major Investor the right of first offer to purchase a pro rata share of New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue. A Major Investor’s pro rata share, for purposes of this right of first offer, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise and conversion of all outstanding rights, options and warrants to acquire equity securities of the Company held by such Holder) to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise and conversion of all outstanding rights, options and warrants to acquire equity securities of the Company). This right of first offer shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) securities purchased under the Preferred Stock Purchase Agreement; (ii) securities issued upon conversion of Shares; (iii) shares issued pursuant to the bona fide acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganizations, which is approved by the Board of Directors; (iv) shares issued to financial institutions primarily in connection with the extension of credit to the Company or the lease of equipment or real property and approved by the Board of Directors; (v) shares of Common Stock issued to employees, consultants, officers or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Board of Directors; (vi) shares issued primarily in connection with a strategic investment, acquisition of intellectual property or technology or corporate partnering transactions or similar arrangements as approved by the Board of Directors; (vii) securities issued in a public offering pursuant to a registration under the Securities Act in which all of the shares of Preferred Stock of the Company converted into Common Stock pursuant to the Company’s articles of incorporation; (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above; and (x) the issuance of 57,500 shares of Common Stock of the Company to Dr. Peter Bick pursuant to a written agreement between Dr. Bick and the Company executed by the parties prior to the date of this Agreement.

(b) In the event the Company proposes to undertake an issuance of New Securities subject to a Major Investor’s right of first offer, it shall give each such Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each such Holder shall have twenty (20) days after any such notice is delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event such Holders fail to exercise fully their rights of first offer as provided for herein within such twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities respecting which such Holders’ right of first offer option set forth in this Section 2.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to such Holders pursuant to Section 2.1(b). In the event the Company has not sold within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to such Holders in the manner provided in Section 2.1(b) above.

(d) The rights found in Section 2.1 may be assigned only if a Holder transfers to such assignee at least: (i) 100,000 Shares and/or shares of Registrable Securities (as presently constituted and subject to adjustments for stock splits, stock divided, reverse stock splits, and the like); or (ii) all of the Shares and/or shares of Registrable Securities held by the transferor Holder, provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee is not a competitor of the Company as determined in good faith by this Board of Directors, the transferee or assignee agrees in writing to all provisions contained in this Agreement and that such transfer otherwise be effected in accordance with applicable securities laws. Notwithstanding the foregoing, a Holder may transfer any or all of their Shares and/or Registrable Securities to any constituent partner, member, or stockholder of such Holder or any fund, partnership or limited liability company that is an affiliate of such Holder.

2.2 Delivery of Financial Statements. The Company shall deliver to each Holder, so long as such Holder holds or is deemed to hold (i) at least two hundred fifty thousand (250,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations) with respect to subsections (a), (b) and (d) and (ii) at least one million (1,000,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations) with respect to subsection (c) (each, a “Qualifying Investor”):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; along with a management report describing progress, changes, and issues since the end of the last fiscal quarter relating to research and development, business development, intellectual property, and other topics deemed reasonably relevant to the Company;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; along with a management report describing progress, changes, and issues since the end of the last fiscal quarter relating to research and development, business development, intellectual property, and other topics deemed reasonably relevant to the Company;

(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited statement of cash flows and an unaudited statement of cash position; and

(d) as soon as practicable, but in any event no later than thirty days prior to the next fiscal year, an annual operating budget for the next fiscal year as approved by the Board of Directors.

2.3 Inspection. The Company shall permit each Investor, so long as such Investor shall be a Qualifying Investor, at such holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Qualifying Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the recipient is not deemed in good faith by the Board of Directors to be a competitor or reasonably likely to be a potential competitor of the Company and such recipient signs an appropriate nondisclosure agreement.

2.4 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, provided that the covenants in this Section 2 other then Section 2.1 shall also terminate when the Company first becomes subject to the periodic reporting requirements of section 13 or 15(d) of the Exchange Act, whichever event shall first occur.

2.5 Stock Vesting Restrictions. The Company hereby covenants and agrees that except as otherwise approved by the Board of Directors of the Company, all stock and stock equivalents issued after the Closing to employees, directors and consultants shall be subject to vesting as follows: twenty-five percent (25%) to vest at the end of the first year following such issuance, with the remaining seventy-five percent (75%) to vest monthly over the next three (3) years. Except as otherwise approved by the Board of Directors of the Company, any repurchase option shall provide that upon termination of the employment, the consulting engagement or the director relationship of such party with the Company, whether with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) will retain the option to repurchase at cost any unvested shares then held by such employee, consultant or director.

2.6 Proprietary Information and Inventions Assignment Agreements. Each of the Company’s directors, officers, employees and consultants shall execute a Proprietary Information and Inventions Assignment Agreement in a form reasonably acceptable to the Investors.

2.7 Key Person Life Insurance. The Company shall maintain a key-man life insurance policy for its CEO in the amount of at least $1,000,000, naming the Company as beneficiary.

2.8 Intellectual Property. The Company will use all reasonably efforts to take all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all of its Proprietary Assets, as such term is defined in the Preferred Stock Purchase Agreement, except for those for which disclosure is required for legitimate business or legal reasons.

2.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Series C Preferred Stock and Warrants pursuant to the Preferred Stock Purchase Agreement for working capital, capital expenditures and general corporate purposes.

2.10 D&O Insurance. The Company shall use commercially reasonable efforts to acquire within 90 days from the date hereof, and thereafter maintain, director and officer liability insurance (and pay all premiums thereon) in form and amount reasonably acceptable to the Board of Directors of the Company.

3. Investors’ Right of First Refusal and Co-Sale Right.

3.1 Restrictions on Transfer. During the term of this Agreement, all of the capital stock of the Company now owned or hereafter acquired by the Founders (the “Founders’ Shares”) shall be subject to the terms and conditions of this Section 3. No transfer, whether voluntary or involuntary, of the Founders’ Shares shall be valid unless it is made pursuant to the terms and conditions of this Section 3.

3.2 Right of First Refusal and Co-Sale. In the event that a Founder desires to sell (or otherwise transfer) any Founders’ Shares (a “Transfer”), the Founder shall first notify the Company and each of the Investors in writing of the proposed disposition (a “Transfer Notice”). Each Transfer Notice shall contain all material terms of the proposed sale (or other transfer), including, without limitation, a copy of any written offer received, the name and address of the prospective purchaser (or transferee), the purchase price and terms of payment (to the extent applicable), the date and place of the proposed sale (or transfer), and the number and description of Founders’ Shares proposed to be sold (or transferred ) by the Founder (the “Offered Shares”).

(a) Right of First Refusal.

(i) Company’s Right of First Refusal. The Company shall have an option for a period of fifteen (15) days from the date of delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice (or terms and conditions as similar as reasonably possible). The Company may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the selling Founder in writing before expiration of the such fifteen (15) day period as to the number of such shares that it wishes to purchase. If the Company gives the selling Founder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the delivery of the Transfer Notice or (ii) the date contemplated in the Transfer Notice for the closing with the prospective third party transferee(s). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 3.2(a)(i) within the period provided, the Company shall so notify each Investor in writing (the “Additional Transfer Notice”) and the Offered Shares remaining shall be subject to the options granted to the Investors pursuant to this Agreement. The Additional Transfer Notice shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Investors’ rights of first refusal and co-sale with respect to the proposed Transfer.

(ii) Investors’ Right of First Refusal. The Investors shall have an option for a period of twenty (20) days from the date of delivery of the Additional Transfer Notice set forth in Section 3.2(a)(i) to elect to purchase up to their respective pro rata shares of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Investor may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share of the Remaining Shares, by notifying the selling Founder and the Company in writing, before expiration of such twenty (20) day period as to the number of such shares which he, she or it wishes to purchase. For the purpose of the preceding sentence, each Investor’s pro rata share shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock (including Common Stock issuable upon conversion of Preferred Stock) owned by such Investor on the date of the Additional Transfer Notice and the denominator of which shall be the total number of shares of Common Stock held by all Investors (including Common Stock issuable upon conversion of Preferred Stock) on the date of the Additional Transfer Notice. If an Investor gives the selling Founder notice that it desires to purchase its pro rata share of the Remaining Shares, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the Investor’s receipt of the Additional Transfer Notice or (ii) the date contemplated in the Transfer Notice for the closing with the prospective third party transferee(s).

(b) Investors’ Right of Co-Sale. To the extent the Company and the Investors do not exercise their respective rights of first refusal as to all of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3(a), then each Investor (a “Selling Investor” for purposes of this subsection 3(b)) which notifies the selling Founder in writing within twenty (20) days after the date of delivery of the Additional Transfer Notice, shall have the right to participate in such sale of Founder Shares on the same terms and conditions as specified in the Additional Transfer Notice. Such Selling Investor’s notice to the selling Founder shall indicate the number of shares the Selling Investor wishes to sell under his, her or its right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Founder Shares that the selling Founder may sell in the Transfer shall be correspondingly reduced. Each Selling Investor may sell all or any part of that number of shares (less any Remaining Shares to be purchase by such Selling Investor pursuant to Section 3.2(a)(ii)) equal to the product obtained by multiplying (i) the aggregate number of Remaining Shares covered by the Additional Transfer Notice by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock (including Common Stock issuable upon conversion of Preferred Stock) owned by the Selling Investor on the date of the Additional Transfer Notice and the denominator of which shall be the total number of shares of Common Stock held by all Investors (including Common Stock issuable upon conversion of Preferred Stock) on the date of the Additional Transfer Notice. Each Selling Investor shall effect its participation in the sale by promptly delivering to the selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer. To the extent that any prospective purchaser or purchasers refuse to purchase shares or other securities from a Selling Investor exercising its rights of co-sale hereunder, the selling Founder shall not sell to such prospective purchaser or purchasers any Founder Shares unless and until, simultaneously with such sale, the selling Founder purchases such shares or other securities from such Selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(c) Non-Exercise. To the extent that the Company and the Investors have not exercised their respective rights of first refusal as to the Offered Shares or the Remaining Shares, as applicable, within the time periods specified in Section 3.2(a) and the Investors have not exercised their rights to participate in the sale of the Remaining Shares, then the selling Founder shall be free to sell the Founder Shares to such prospective purchaser on the same terms and conditions as outlined in the Transfer Notice, and provided that in the event such Founder Shares are not sold within ninety (90) days of the date of the notice, they shall once again be subject to the right of first refusal and co-sale provided herein.

(d) The exercise or non-exercise of the rights of participation by a participant in one or more sales of Common Stock made by the Transferring Founder shall not adversely affect its rights to participate in subsequent sales of Common Stock subject to Section 3.1.

(e) The rights afforded Investors under this Section 3 shall terminate upon the closing of a Qualified IPO.

3.3 Exempt Transfers.

(a) Notwithstanding the foregoing, the first refusal and co-sale rights of the Investors and the Company shall not apply to (i) any pledge of Founders’ Shares made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse, or to trusts for the benefit of such persons or a Founder; (iii) any bona fide gift; (iv) transfers over the duration of this Agreement that in the aggregate do not exceed five percent (5%) of the aggregate amount of Founders’ Shares held by a Founder as of the date of this Agreement (adjusted for stock splits, dividends, combinations, recapitalizations and the like); or (v) the transfer of 207,000 shares of Common Stock held by Dr. Wendye Robbins to Dr. Peter Bick; provided, however, that (A) the transferring Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish to the Company and the Investors a written agreement to be bound by and comply with all the provisions of this Section 3. Such transferred Founders’ Shares shall remain “Founders’ Shares” hereunder, and such pledgee, transferee, or donee shall be treated as a “Founder” for purposes of this Agreement.

(b) Notwithstanding the foregoing, the provisions of Section 3 shall not apply to the sale of any Founders’ Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act; or (ii) to the Company; or (iii) any transfer by a Founder if prior to such sale the Founder held less than one percent (1%) of the Company’s outstanding shares.

3.4 Prohibited Transfers.

(a) In the event a Founder (a “Contravening Founder”) should sell any Founders’ Shares in contravention of the first refusal and co-sale rights of the Investors under this Section 3 (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available under the law, in equity or hereunder, shall have the put option provided below, and the Contravening Founder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Contravening Founder the type and number of shares of stock equal to the type and number of shares each Investor would have been entitled to transfer to the prospective purchaser had the Prohibited Transfer under Section 3 hereof been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Contravening Founder shall be equal to the price per share paid by the purchaser to the Contravening Founder in the Prohibited Transfer. The Contravening Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 3.

(ii) Within ninety (90) days after the later of the dates on which the Investors: (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Contravening Founder the certificate(s) representing the shares to be sold, each certificate to be properly endorsed for transfer or otherwise deliver such certificates to the Company to be held in trust by the Company pending receipt of payment therefore by the Contravening Founder.

(iii) The Contravening Founder shall, upon receipt of the certificate(s) pursuant to subparagraph 3.3(b)(ii) or receipt by the Company of notice that it holds such certificates in trust, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 3.4(b)(i) above, in cash or by other means acceptable to the Investor.

(iv) Notwithstanding the foregoing, any attempt by the Contravening Founder to transfer Founders’ Shares in violation of Section 3 shall be void, and the Company agrees it will not effect such a transfer and will not treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors and non-Contravening Founders.

3.5 Legends.

(a) Legends. The Company and the Founders agree to imprint all certificates of capital stock of the Company now held by or hereafter issued to the Founder during the term of this Section 3, with the following legends:

(i) In connection with the restrictions set forth in this Section 3:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(ii) Until the expiration of any market stand off period following the initial public offering of the securities of the Company agreed to between the Company and any Founder or an underwriter of the Company’s initial public offering and any Founder:

UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.

(b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legends referred to in Section 3.5(a) to enforce the provisions of this Agreement and any market stand-off agreement, and the Company agrees to promptly do so. The legend set forth in Section 3.5(a)(i) may be removed upon the closing of a Qualified IPO.

3.6 Non-Contravention. To the extent that the provisions of any agreement between the Company and any Founder (each, a “Founder Agreement”) conflict with the ability of the Company or the Investors from exercising their rights pursuant to Sections 3.1, 3.2 and 3.4 of this Agreement with respect to any Transfer that is not exempt under Section 3.3 hereof or any Prohibited Transfer, the parties hereto hereby agree that the terms of Sections 3.1, 3.2 and 3.4 hereof shall supercede the terms of such Founder Agreement with respect to such Prohibited Transfer or non-exempt Transfer. Except as otherwise set forth in this Section 3.6 the obligations of any Founder under any Founder Agreement shall be in addition to, and shall not be superceded by, the obligations of each of the Founders under this Section 3.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.3 Entire Agreement; Amendment: Waiver. This Agreement, together with all exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supercedes any and all prior negotiations, correspondence, agreements (including, without limitation, the Prior Agreements), and understandings or obligations between the parties respecting the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least a majority of the Registrable Securities not resold to the public in a registered offering under the Securities Act and any such amendment, waiver, discharge or termination shall be binding on all the parties hereto, provided that no amendment or waiver which, by its express terms, affects the express rights or obligations hereunder of an Investor materially and adversely and differently than the express rights or obligations hereunder of the other Investors shall be binding as to such Investor unless that Investor consents in writing to such amendment or waiver. Notwithstanding the foregoing, any amendment to the provisions of Section 3 hereof shall also require the consent of the Founders holding a majority of the voting power of all Founders shares held by all Founders, provided that no amendment or waiver which, by its express terms, affects the express rights or obligations hereunder of a Founder materially and adversely and differently than the express rights or obligations hereunder of the other Founders shall be binding as to such Founder unless that Founder consents in writing to such amendment or waiver. Notwithstanding anything herein to the contrary, any Investor who purchases Shares at a Subsequent Closing, as such terms are defined in the Preferred Stock Purchase Agreement, in accordance with Section 1 of the Preferred Stock Purchase Agreement shall automatically become a party to this Agreement pursuant to this Section 4.3 upon the delivery by such Investor of a signature page hereto without any requirement to obtain the consent or approval of any other Investor or Founder. Exhibit A hereto will be amended and restated and distributed to the Investors and Founders hereunder if any additional Investors are added as parties to this Agreement in any Subsequent Closing pursuant to Section 1 of the Preferred Stock Purchase Agreement.

4.4 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given for purposes of this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with a nationally recognized express overnight courier for deliveries in the United States; (iii) three (3) business days after deposit with an internationally recognized express courier for deliveries across international borders; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, in each of the foregoing cases with delivery fees and/or postage prepaid; and addressed to the party to be notified at such party’s address as set forth in the records of the Company, or as subsequently modified by at least ten (10) days written notice from such party.

4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Rights; Separability. Unless otherwise expressly provided herein, each Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant to Section 2.2 and 2.3 may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement or as a shareholder, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

4.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

COMPANY

NEUROGESX, INC., a California corporation

By:	/S/ ANTHONY DITONNO
Anthony DiTonno
Chief Executive Officer

Address:
981 Industrial Road, Suite F San Carlos, CA 94070

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

FOUNDERS:

/S/ KEITH BLEY
Keith Bley

/S/ ANTHONY DITONNO
Anthony DiTonno

Linda Grais

The Howard D. & Victoria L. Palefsky Trust Agreement dated 10/17/01

By:	/S/ HOWARD D. PALEFSKY
Title:	Trustee

/S/ HOWARD D. PALEFSKY
Howard D. Palefsky

Wendye McGahey, TTEE of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended 9/17/01

Craig McGahey, TTEE of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended 9/17/01

Craig Mollnow McGahey SEP-IRA

By:
Title:

Wendye Robbins

Brett Robertson

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Alta California Partners II, L.P.

	By:	Alta California Management Partners II, LLC
	Its:	General Partner

	By:	/S/ ILLEGIBLE
Member

Alta Embarcadero Partners II, LLC

	By:	/S/ HILARY STRAIN
Under Power of Attorney

Alta California Partners II, L.P. – New Poll

	By:	Alta California Management Partners II, LLC – New Pool, its General Partner

	By:	/S/ ILLEGIBLE
Managing Director

Alta BioPharma Partners III, L.P.

	By:	Alta BioPharma Management Partners III, LLC

	By:	/S/ ILLEGIBLE
Director

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG

	By:	Alta BioPharma Management Partners III, LLC

	By:	/S/ ILLEGIBLE
Director

Alta Embarcadero BioPharma Partners III, LLC

	By:	/S/ HILARY STRAIN
V.P. of Finance & Admin.

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	ARCH Venture Fund V, L.P.
	By:	ARCH Venture Partners V, L.P.
	Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

	By:	/S/ ILLEGIBLE
	Its:	Managing Director

ARCH V Entrepreneurs Fund, L.P.
	By:	ARCH Venture Partners V, L.P.
	Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

	By:	/S/ ILLEGIBLE
	Its:	Managing Director

Healthcare Focus Fund, L.P.
	By:	ARCH Venture Partners V, L.P.
	Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

	By:	/S/ ILLEGIBLE
	Its:	Managing Director

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Lysbeth W. Anderson Trust DTD 7/83

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Brenton Warren Anderson as TTEE of the Brenton Warren Anderson Trust dated June 12, 1997, as amended

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Lysanna Anderson, TTEE, Lysanna Anderson Trust dated August 3, 1998

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Keith Bley

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Craig McGahey, TTEE of the Trust of Craig & Wendye McGahey dtd 3/19/97, as amended 9/17/01

Wendye McGahey, TTEE of the Trust of Craig & Wendye McGahey dtd 3/19/97, as amended 9/17/01

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Montreux Equity Partners II SBIC, L.P.
	By:	Montreux Equity Management II SBIC, LLC, its General Partner

	By:	/S/ DANIEL K. TURNER
	Name:	Daniel K. Turner III
	Title:	Managing Member

Montreux Equity Partners III SBIC, L.P.
	By:	Montreux Equity Management III SBIC, LLC, its General Partner

	By:	/S/ DANIEL K. TURNER
	Name:	Daniel K. Turner III
	Title:	Managing Member

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	The Howard D. & Victoria L. Palefsky Trust Agreement dated October 17, 2001

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Rogers Family Trust dated 1/21/81, as amended

	By:	/S/ ROY L. ROGERS
Roy L. Rogers, Trustee

Roy and Ruth Rogers Unitrust dated 9/28/89

	By:	/S/ ROY L. ROGERS

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	The Duke University Special Venture Fund, Inc.

By:
Douglas M. Able, III

By:
Gregory A. Hudgins

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Security Trust Company, Custodian FBO Frank R. Ruderman IRA

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	UNC Investment Fund, LLC

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Pacven Walden Ventures V, L.P.
	By:	Pacven Walden Management V, Co., Ltd.
	Its:	General Partner

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, Director

Pacven Walden Ventures Parallel V-A C.V.
	By:	Pacven Walden Management V, Co., Ltd.
	Its:	General Partner

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, Director

Pacven Walden Ventures Parallel V-B C.V.
	By:	Pacven Walden Management V, Co., Ltd.
	Its:	General Partner

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, Director

Pacven Walden Ventures V-QP Associates Fund, L.P.
	By:	Pacven Walden Management V, Co., Ltd.
	Its:	General Partner

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, Director

Seed Ventures III Pte. Ltd.

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, Director

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	International Venture Capital Investment III Corporation

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, President

International Venture Capital Investment Corporation

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, President

Asian Venture Capital Investment Corporation

	By:	/S/ LIP-BU TAN
Lip-Bu Tan, President

Pacven Walden Ventures V Associates Fund, L.P.

	By:	/S/ LIP-BU TAN
Lip-Bu Tan

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Teachers Insurance and Annuity Association of America

	By:	/S/ ILLEGIBLE
	Title:	Director

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR	/S/ KAREN J. HARDER
Karen J. Harder

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	WS Investment Company, LLC (2001A)

By:
Title:

Michael J. O’Donnell

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	For purposes of Sections 1 and 4 only:

Silicon Valley Bank

By:
Name:
Title:

Silicon Valley Bancshares

By:
Name:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Dow Employees’ Pension Plan

	By:	Diamond Capital Management Inc. Its Agent

	By:	/S/ KENNETH J. VAN HEEL
	Name:	Kenneth J. Van Heel
	Title:	Sr. Investment Manager

Union Carbide Employees’ Pension Plan

	By:	Diamond Capital Management Inc. Its Agent

	By:	/S/ KENNETH J. VAN HEEL
	Name:	Kenneth J. Van Heel
	Title:	Sr. Investment Manager

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	The Global Life Sciences Ventures Funds II
GmbH & Co. KG

Represented by its General Partner
The Global Life Sciences Ventures GmbH

	By:	/S/ ILLEGIBLE
Title:

The Global Life Sciences Ventures Funds II Limited Partnership

Represented by its General Partner
Global Life Sciences Ventures (GP) Limited

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	/S/ JEAN-JACQUES BIENAIME
Jean-Jacques Bienaime

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Craig Mollnow McGahey SEP-IRA

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Keith Bley

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Dr. Juerg Eckhardt

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Dr. Heinz Schaller

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Lysbeth W. Anderson Trust DTD 7/83

By:
Title:

John W. Working TTEE U/A 7/13/94 By JW Working Inter-Vivos Trust

By:
Title:

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
John Walter Richwood

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:
Gary H. Stroy

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	MC Life Science Ventures, Inc.

	By:	/S/ TSUNEHIKO YANAGIHARA
	Name:	Tsunehiko Yanagihara
	Title:	President

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	MunMun International Ltd.

	By:	/S/ VERNON CESSIN
	Name:	Vernon Cessin
	Title:	Attorney-in-fact

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Saudi Venture Development Company

	By:	/S/ FAISAL AL-HEJAILAN
	Name:	Faisal Al-Hejailan
	Title:	President

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

INVESTOR:	Palefsky Childrens’ Irrevocable Trust fbo Alexis Nicole Palefsky

	By:	/S/ HOWARD D. PALEFSKY
	Title:	Trustee

Palefsky Childrens’ Irrevocable Trust fbo Nicholas Howard Palefsky

	By:	/S/ HOWARD D. PALEFSKY
	Title:	Trustee

Palefsky Childrens’ Irrevocable Trust fbo Jessica Victoria Baxter

	By:	/S/ HOWARD D. PALEFSKY
	Title:	Trustee

[Signature Page to the Third Amended and Restated Investors’ Rights Agreement]

Exhibit A

Preferred Stock Investors

Series A Preferred:

Alta California Partners II, L.P.

Alta Embarcadero Partners II, L.P.

Lysanna Anderson Trustee Lysanna Anderson Trust dtd 8/3/98

Brenton Warren Anderson as TTEE of the Brenton Warren Anderson

    Trust dated 6/12/97, as amended

Lysbeth W. Anderson Trust DTD 7/83

ARCH Venture Fund V, L.P.

Keith Bley

Craig McGahey, TTEE of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended

Wendye McGahey, TTEE of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended

Montreux Equity Partners II SBIC, L.P.

The Howard D. & Victoria L. Palefsky Trust Agreement dated 10/17/01

The Rogers Family Trust dated 1/21/81, as amended

Warrant to Purchase Series A Preferred:

Silicon Valley Bank

Series B Preferred:

Alta California Partners II, L.P.

Alta Embarcadero Partners II, L.P.

Lysbeth W. Anderson Trust DTD 7/83

Brenton Warren Anderson as TTEE of the Brenton Warren Anderson Trust dated 6/12/97, as amended

ARCH Venture Fund V, L.P.

ARCH V Entrepreneurs Fund, L.P.

Healthcare Focus Fund, L.P.

Duke University Special Ventures Fund, Inc.

Montreux Equity Partners II SBIC, L.P.

Rogers Family Trust dated 1/21/81, as amended

Roy & Ruth Rogers Unitrust dated 9/28/89

Security Trust Company, FBO Frank Ruderman IRA

UNC Investment Fund, LLC

Pacven Walden Ventures V, L.P.

Pacven Walden Ventures Parallel V-A C.V.

Pacven Walden Ventures Parallel V-B C.V.

Pacven Walden Ventures V-QP Associates Fund, L.P.

Seed Ventures III Pte. Ltd.

International Venture Capital Investment III Corporation

International Venture Capital Investment Corporation

Asian Venture Capital Investment Corporation

Teachers Insurance and Annuity Association of America

Karen J. Harder

WS Investment Company, LLC (2001A)

Michael J. O’Donnell

Warrant to Purchase Series B Preferred:

Silicon Valley Bank

Series C Preferred:

Alta California Partners II, L.P.

Alta Embarcadero Partners II, L.P.

Alta BioPharma Partners III, L.P.

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG

Alta Embarcadero BioPharma Partners III, LLC

ARCH Venture Fund V, L.P.

ARCH V Entrepreneurs Fund, L.P.

Healthcare Focus Fund, L.P.

Montreux Equity Partners II SBIC, L.P.

Montreux Equity Partners III SBIC, L.P.

Rogers Family Trust dated 1/21/81, as amended

Roy & Ruth Rogers Unitrust dated 9/28/89

UNC Investment Fund, LLC

Pacven Walden Ventures V, L.P.

Pacven Walden Ventures Parallel V-A, C.V.

Pacven Walden Ventures Parallel V-B C.V.

Pacven Walden Ventures V Associates Fund, L.P.

Pacven Walden Ventures V-QP Associates Fund, L.P.

International Venture Capital Investment III Corporation

International Venture Capital Investment Corporation

Asian Venture Capital Investment Corporation

Teachers Insurance and Annuity Association of America

Dow Employees’ Pension Plan

Union Carbide Employees’ Pension Plan

The Global Life Sciences Ventures Funds II GmbH & Co. KG

The Global Life Science Ventures Funds II Limited Partnership

Jean-Jacques Bienaime

Craig Mollnow McGahey SEP-IRA

Brenton Warren Anderson as TTEE of the Brenton Warren Anderson Trust dated 6/12/97, as amended

Keith Bley

Dr. Juerg Eckhardt

Dr. Heinz Schaller

Lysbeth W. Anderson Trust DTD 7/83

JW Working Inter-Vivos Trust

John Walter Richwood

Series C2 Preferred:

Alta California Partners II, L.P.

Alta Embarcadero Partners II, LLC

Alta California Partners II, L.P. – New Pool

Alta BioPharma Partners III, L.P.

Alta BioPharma Partners GmbH & Co. Beteiligungs KG

Alta Embarcadero BioPharma Partners III, L.P.

ARCH Venture Fund V, L.P.

ARCH V Entrepreneurs Fund, L.P.

Healthcare Focus Fund, L.P.

Montreux Equity Partners II SBIC, L.P.

Montreux Equity Partners III SBIC, L.P.

Rogers Family Trust dtd 1/21/81, as amended

Roy & Ruth Rogers Unitrust dated 9/28/89

Pacven Walden Ventures V, L.P.

Pacven Walden Venture Parallel V-A, C.V.

Pacven Walden Venture Parallel V-B, C.V.

Pacven Walden Ventures V Associates Fund, L.P.

Pacven Walden Ventures V-QP Associates Fund, L.P.

International Venture Capital Investment III Corporation

International Venture Capital Investment Corporation

Asian Venture Capital Investment Corporation

Teachers Insurance and Annuity Association of America

Dow Employees’ Pension Plan

Union Carbide Employees’ Pension Plan

The Global Life Science Ventures Fund II GmbH & Co.

The Global Life Science Ventures Funds II Limited

Jean-Jacques Bienaime

MC Life Science Ventures, Inc.

MunMun International Ltd.

Saudi Venture Development Company

Karen Harder

Palefsky Childrens’ Irrevocable Trust fbo Alexis Nicole Palefsky

Palefsky Childrens’ Irrevocable Trust fbo Nicholas Howard Palefksy

Palefsky Childrens’ Irrevocable Trust fbo Jessica Victoria Baxter

Exhibit B

Founders

Keith Bley

Anthony DiTonno

Linda Grais

Howard D. Palefsky

The Howard D. & Victoria L. Palefsky Trust Agreement

Wendye Robbins

Craig and Wendye McGahey, TTEES of the Trust of Wendye & Craig McGahey, dated 3/19/97, as amended 9/17/01

Brett Robertson